Exhibit 3(i)

RESTATED ARTICLES OF INCORPORATION
OF
CISTERA NETWORKS, INC.

The undersigned, as the President of Cistera Networks, Inc., a Nevada corporation, pursuant to a resolution of the Corporation’s Board of Directors does hereby sign, verify and deliver the following Restated Articles of Incorporation to the Secretary of State for the State of Nevada.

ARTICLE I
NAME

The name of the Corporation is Cistera Networks, Inc. (the “Corporation”).

ARTICLE II
DURATION

The Corporation shall exist in perpetuity from and after the date of filing these Articles of Incorporation with the Secretary of State of Nevada, unless and until dissolved according to the law.

ARTICLE III
PURPOSES AND POWERS

The purpose for which the Corporation has been formed and the powers to effectuate this purpose are as follows:

Section 3.1 Purpose. The purpose for which the Corporation has been formed is to transact any and all lawful business for which corporations may be formed under the laws of the State of Nevada.

Section 3.2 Powers.  The Corporation shall have and may exercise all rights, powers, and privileges now and hereafter conferred upon corporations formed under the laws of the State of Nevada and may do everything necessary, lawful, suitable, and proper for the accomplishment of its corporate purpose, including, without limitations, the right, power, and privilege to:

a)           Acquire, construct, maintain, develop, improve, rent, use, mortgage, and dispose of property and interests, estates, and rights therein;

b)           Guarantee, purchase or otherwise acquire, hold, assign, transfer, mortgage, create a security interest in, transfer by deed or otherwise, pledge, exchange, or sell or otherwise dispose of shares or other evidence of the equity of, or debt created by, other corporations and while the holder thereof, exercise all rights and privileges of ownership, including, without limitation, the right to vote to the same extent as a natural person might or could do;

c)            Draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable, non-negotiable, transferable, and non-transferable instruments or writings evidencing indebtedness of the Corporation;

d)           Enter into, make, perform, and rescind contracts of every kind, without limitation as to amount, for any lawful purpose and with any person, firm, association or corporation, town, city, county, state, territory, government, or other entity or person or persons;

e)           Borrow money by issuing bonds, debentures, or any other evidence of indebtedness and secure the same by mortgage, pledge, deed of trust, or otherwise;

f)           Purchase, hold, sell, and transfer the shares or other evidence of equity in the Corporation;

g)           Have one or more of its officers or agents conduct any or all of its operations and business and promote its objects within or without the State of Nevada without restriction as to place or amount;

h)           Do any or all of the things set forth in this article as principal, agent, broker, contractor, trustee, or otherwise, either alone, in the company with others, or both;

i)           Guarantee, purchase or otherwise acquire, hold, assign, transfer, mortgage, create a security interest in, transfer to trust by deed or otherwise, pledge, exchange, or sell otherwise dispose of securities (as defined, without limitations, in section 2(1), or otherwise, of the Securities Exchange Act of 1933, as amended, and/or in section 3 (a)(10), or otherwise of the Securities Exchange Act of 1934, as amended, and as otherwise defined in any federal or state act regulating the offering, issuance, and sale of securities and the interpretation of said term thereunder), whether created, or issued by any person, firm, association, corporation, or government, or subdivision thereof, make payment therefore in any lawful manner; and exercise, as owner or holder, any and all rights, powers, and privileges in respect thereof;

j)           Purchase or otherwise acquire the equity, goodwill, rights, property, and franchises and take over as a going concern or otherwise the whole or any part of the assets and liabilities of any person, firm, association, or corporation and hold or in any manner dispose of the whole or any part of the property so acquired; merge or consolidate with or into any corporation in such manner as may be permitted by law; and continue to conduct the whole or any part of any business acquired insofar as a corporation of this character may lawfully do so with the right to exercise all  powers necessary or convenient in and about the conduct and management of such business; and;

k)           Enter into any partnership, limited or general, as a limited or general partner, or both; enter into any other arrangement for sharing profits, union of interest, unitization or farmout agreements, reciprocal concessions; and cooperate with any corporation, association, partnership, syndicate, entity, person or governmental, municipal, or public authority, domestic or foreign, for the purpose of carrying on any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental to carrying out the purpose for which the Corporation has been formed.

ARTICLE IV
CAPITAL

Section 4.1 Classes and Shares.  The proprietary interest of the Corporation shall hereafter be divided into two classes of stock, which are collectively referred to herein as “Shares.”  The first is a class of common stock, per value $.001 per share, and the second a class of preferred stock, par  value $.01 per share. (An individual share within the respective classes of stock shall be referred to appropriately as either a “Common Share” or a “Preferred Share.”) The Corporation has the authority to issues 50,000,000 Common Shares and 1,000, 000 Preferred Shares. The authority of the Corporation to issue shares may be limited to resolution of the board of directors of the Corporation (the “Board of Directors”). Shares may be issued from time to time for such consideration in money or property (tangible or intangible) or labor or services actually performed as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of Shares. Common Shares may be issued in series.  Shares may not be issued until paid for and, when issued, are non-assessable. Fractional Shares may not be issued by the Corporation and in the event fractional shares are or may become outstanding, the Corporation shall redeem said shares at the then market price.

Section 4.2 Preferred Shares. The Board of Directors is authorized to act by resolution, subject to limitations prescribed by the laws of the State of Nevada, these Articles of Incorporation, the Bylaws of the Corporation (the “Bylaws”), and previous resolutions by the Board of Directors limiting this authorization, to provide for the issuance of Preferred Shares and determine the relative rights, preferences, and limitations of the Preferred Shares in series. To exercise this authority the Board of Directors must first designate the series so established, and secondly, fix and determined the relative rights, preferences, and limitations of the Preferred Shares in the series established to the extent not fixed and determined by these Articles of Incorporation. The extent of this authority, with respect to each series established, is to be determined by reference to the “Nevada Corporation Code,” articles 1 through 10, inclusive, of title 7, Nevada Revised States, as amended. Without limiting the generality of the foregoing, this authority includes fixing and determining the following:

a)           The number of Preferred Shares which may be issued under the series established, and the designation of such series;

b)           The rate of dividend on Preferred Shares of that series, if any, the time of payment of dividends, whether dividends shall be cumulative, and, if cumulative, the date from which dividends shall be accruing;

c)           Whether Preferred Shares of that series may be redeemed, and, if redeemable, the redemption price, terms, and conditions of redemption;

d)           Whether to establish a sinking fund or make other provisions for the redemption or purchase of Preferred Shares of that series;

e)           The amount payable per Preferred Share of that series in the event of the dissolution, liquidation, or winding up of the Corporation, whether voluntarily or involuntarily;

f)           Voting powers, if any, of the series, and

g)           Whether the series shall have conversion privileges, and, in convertible, the terms and conditions upon which Preferred Shares of that series shall be convertible, including without limitation, the provision, if any, for adjustment of the conversion rate and the payment of additional amounts by holders of such shares upon the exercise of such privilege.

Irrespective of the limitations set forth in subsection (a) of this section, the Board of Directors may, at any time after the number of Preferred Shares authorized under a series has been established, authorize the issuance of additional Preferred Shares of the same series, reduce the number of Preferred shares authorized under such series.  All Preferred Shares shall be identical to each other in all respects, except as to those relative rights, preferences, and limitations established by the Board of Directors pursuant to its authority as determined by reference to the Nevada Corporation Code and as established in subsections (a) through (g), inclusive of this section, as to which there may be variations between series.

Section 4.3 Voting.  Each record holder of Common Shares (and to the extent, if any, provided by the laws of the State of Nevada or by the Board of Directors acting pursuant to the authority set forth in Section 4.2(f). of this article each record holder of Preferred Shares) shall have one vote on each matter submitted to a vote for each Share standing in his name on the books of the Corporation. Unless otherwise required under the laws of the State of Nevada, the Articles of Incorporation, the Bylaws, or the resolution of the Board of Directors creating any series of Preferred Shares, no matter submitted to a Shareholder vote shall require the approval of a class or series of Shares voting separately.

Section 4.4 Quorum.  At all meetings of Shareholders, one-third (1/3) of the Shares entitled to vote at such meeting, whether represented in person or by proxy, shall constitute a quorum and at any meeting at which a quorum is present the affirmative vote of a majority of the Shares represented at such meeting and entitled to vote on the subject matter shall be the act of the Shareholders.

ARTICLE V
RIGHTS OF SHAREHOLDERS

Section 5.1 Cumulative Voting.  Shareholders are not entitled to cumulative voting unless expressly provide to the contrary by resolution of the Board of Directors in establishing a series within a class of Shares.

Section 5.2 Preemptive Rights. Shareholders shall not be entitled to any preemptive or similar rights, including, without limitation, any preemptive or similar right to purchase, subscribe for, or otherwise acquire unissued or treasury Shares of the Corporation that may be issued at any time, or to purchase, subscribe for, or otherwise acquire any options, warrants, or privileges to purchase, subscribe for, or otherwise acquire any such unissued or treasury Shares, or to purchase, subscribe for, or otherwise acquire bonds, notes, debentures, or other securities convertible into or carrying options, warrants, or privileges to purchase, subscribe for, or otherwise acquire any unissued or treasury Shares unless expressly provided to the contrary by resolution of the Board of Directors in establishing a series within a class of Shares.

Section 5.2 Preemptive Rights. Shareholders shall not be entitled to any preemptive or similar rights, including, without limitation, any preemptive or similar right to purchase, subscribe for, or otherwise acquire unissued or treasury Shares of the Corporation that may be issued at any time, or to purchase, subscribe for, or otherwise acquire any options, warrants, or privileges to purchase, subscribe for, or otherwise acquire any such unissued or treasury Shares, or to purchase, subscribe for, or otherwise acquire bonds, notes, debentures, or other securities convertible into or carrying options, warrants, or privileges to purchase, subscribe for, or otherwise acquire any unissued or treasury Shares unless expressly provided to the contrary by resolution of the Board of Directors in establishing a series within a class of Shares.

ARTICLE VI
REGISTERED OFFICER AND REGISTERED AGENT

The registered office of the Corporation is 375 N Stephanie Street, Ste. 1411, Henderson, Nevada, 89014-8909, and the name of the registered agent of the Corporation at such address is Incorp Services, Inc.

ARTICLE VI
BOARD OF DIRECTORS

Section 7.1 Exercise of Corporate Powers.  The corporate powers shall be exercised by the Board of Directors. The number of directors shall be set under the Bylaws or by resolution of the Board of Directors, either of which shall meet the requirements set forth under the Nevada Corporation Code.

Section 7.2 Limitations of Liability.  To the fullest extent permitted by the Nevada Corporation Code, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the Corporation or to the Shareholders for breach of fiduciary duty as a director.

Section 7.3 Delegation to Bylaws.  All other provisions relating to the governance of the Board of Directors shall be set forth in the Bylaws, or established by resolutions of the Board of Directors in accordance with authority granted thereby.

ARTICLE VIII
TRANSACTIONS WITH CERTAIN INTERESTED PARTIES

Section 8.1 Directors and Officers.  No contract or other transaction between the Corporation and one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more directors of the Corporation are directors or officers or are financially interested shall  be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which  authorized, approved, or ratified such contract or transaction or solely because their votes were counted for such purpose if:  (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee  which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of  such interested persons, (b) the fact of such relationship or interest is disclosed to or known by the  Shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

Section 8.2 Certain Other Persons.  No contract or other transaction between the Corporation and one or more of its employees, fiduciaries, or agents or between the Corporation and any corporation, firm, association, or entity of which one of the employees, fiduciaries, or agents of the Corporation is a director, officer, member, employee, trustee or shareholder, or otherwise has a direct or indirect financial interest is void or voidable solely because of such relationship or interest or solely because such persons were present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed to or known by  the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or  consent sufficient for the purpose without counting the votes or consents of such interested persons; or (b) the fact of such relationship or interest is disclosed to or known by the Shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent.
ARTICLE IX
CORPORATE OPPORTUNITY AND INDEMNIFICATION

Section 9.1 Corporate Opportunity.  The officers, directors, and other members of management of the Corporation shall be subject to the doctrine of “corporate opportunities” only insofar as this doctrine applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Board of Directors through resolutions appearing in the minutes of the Corporation. Once such areas of interest are delineated, all business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it.  The Board of Directors may reject any business opportunity.  Until such time as the Corporation, through its Board of Directors, has designated an area of interest on their own. This doctrine shall not limit the right of any officer, director, or member of the management of the Corporation to continue a business existing prior to the time that an area of interest is designated by the Corporation. This provision shall not be construed to the release any employee of the Corporation (other than an officer, director, or other member of management) from any duties which he may have to the Corporation; additionally an agreement between the Corporation and an officer, director, or other member of management of the Corporation may expressly modify this article to such extent as the Board of Directors in its sole discretion may determine.

Section 9.2 Indemnification.  The Bylaws shall not set for the indemnification rights available to officers, directors, employees and agents.

ARTICLE X
MAJORITY VOTE

When, with respect to any action to be taken by Shareholders of the Corporation, the Nevada Corporation requires the vote or concurrence of the holders of two-thirds of the outstanding Shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such Shares or class or series thereof.

ARTICLE XI
TRANSFER RESTRICTIONS ON SHARES

The Corporation has the right, by appropriate action, to impose restrictions upon the transfer of any of its Shares, or any interest therein; provided, however, that such restrictions or the substance thereof shall be set forth upon the face or back of certificates representing such Shares.

ARTICLE XII
AMENDMENTS: BYLAWS

The Bylaws of the Corporation may contain any provision for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the State of Nevada or these Articles of Incorporation. The Board of Directors, in addition, to the Shareholders, shall have the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws.

IN WITNESS WHEREOF, the undersigned hereby executes these Restated Articles of Incorporation, which correctly sets forth the text of the Corporation’s Articles of Incorporation as amended through the date hereof.

Date:  December 29, 2008
                                               _____________________________
                                                       Derek Downs, President